Exhibit 23.1 — Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AmSouth Bancorporation 1996 Long Term Incentive Compensation Plan of our report dated January 15, 2002, with respect to the consolidated financial statements of AmSouth Bancorporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG, LLP

Birmingham, Alabama
January 14, 2003